                                                                  Exhibit 11


                            OVID TECHNOLOGIES, INC.

                         Computation of Net Income Per
                   Common Stock and Common Stock Equivalents

                 Years ended December 31, 1994, 1995 and 1996

                     (in thousands, except share amounts)
                                --------------

                                                                                   1994                1995                1996
                                                                                   ----                ----                ----

Net income                                                                     $  1,486            $  2,469            $  2,756
                                                                               ========          ==========           =========

Historical income before income taxes                                          $  1,937
Pro forma provision for income taxes                                                836
                                                                               --------

Pro forma net income                                                           $  1,101
                                                                               ========

Primary shares:
  Weighted average number of common stock and common stock equivalents outstanding:
  Common stock                                                                4,776,958           5,530,676           5,773,861
  Options                                                                     1,763,173           1,500,803           1,366,087
                                                                              ---------           ---------           ---------
                                                                              6,540,131           7,031,479           7,139,948
                                                                              =========           =========           =========

Fully diluted shares:
  Weighted average number of common stock
     and common stock equivalents outstanding:
  Common stock                                                                4,776,958           5,530,676           5,773,861
  Options                                                                     1,785,147           1,500,803           1,366,087
                                                                              ---------           ---------           ---------
                                                                              6,562,105           7,031,479           7,138,179
                                                                              =========           =========           =========

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